EXHIBIT 17

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: August 22, 2013

Clinton Spotlight Fund, L.P.

By:	Clinton Group, Inc., its investment manager

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Chief Financial Officer

Clinton Spotlight Master Fund, L.P.

By:	Clinton Group, Inc., its investment manager

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Chief Financial Officer

Clinton Magnolia Master Fund, Ltd.

By:	Clinton Group, Inc., its investment manager

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Chief Financial Officer

Clinton Relational Opportunity Master Fund, L.P.

By:	Clinton Relational Opportunity, LLC, its investment manager

By:	/s/ John Hall
Name:	John Hall
Title:	Authorized Signatory

Clinton Relational Opportunity, LLC

By:	/s/ John Hall
Name:	John Hall
Title:	Authorized Signatory

Clinton Special Opportunities Master Fund, Ltd.

By:	Clinton Group, Inc., its investment manager

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Chief Financial Officer

GEH Capital, Inc.

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Comptroller

Clinton Group, Inc.

By:	/s/ Francis Ruchalski
Name:	Francis Ruchalski
Title:	Chief Financial Officer

/s/ George E. Hall
George E. Hall